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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):    August 9, 2000



                           Alliance HealthCard, Inc.
             (Exact name of registrant as specified in its charter)


            GEORGIA                      0001087216              58-2445301
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


               3500 Parkway Lane, Suite 310, Norcross, GA  30092
              (Address of principal executive offices and zip code


      Registrant's telephone number, including area code:   (770) 734-9255
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 4, 2000, Alliance HealthCard, Inc., a Georgia corporation (the "Company"), dismissed Ernst & Young LLP as the Company's independent accountants.

     Ernst & Young LLP's report on the Company's financial statements as of September 30, 1999 and for the period from inception (September 30, 1998) through September 30, 1999 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the period of engagement of Ernst & Young LLP, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for the period from inception (September 30, 1998) through September 30, 1999.

     The Company has requested Ernst & Young LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Form 8-K. A copy of such letter, dated August 7, 2000 is filed as an Exhibit to this Form 8-K.

     On August 4, 2000 the Company engaged Miller Ray & Houser as its new independent accountants. The decision to change the Company's accounting firm was recommended and approved by the Company's Audit Committee of the Board of Directors. During the period from inception (September 30, 1998) to the date hereof, the Company did not consult Miller Ray & Houser regarding any of the matters or events set forth in Item 304 (a) (2) of Regulation S-K.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

Exhibit 16.1 Letter from Ernst & Young LLP dated August 7, 2000, addressed to Securities and Exchange Commission regarding change in certifying accountants.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ALLIANCE HEALTHCARD, INC.

Date:  August 9, 2000                        By:  /s/  Robert D. Garces
                                             --------------------------
                                             Robert D. Garces
                                             Chief Executive Officer